                                                                     Exhibit 30

               THIRD AMENDED AND RESTATED JOINT FILING AGREEMENT


     THIRD AMENDED AND RESTATED JOINT FILING AGREEMENT, dated as of July 17, 1997, by and between Tele-Communications, Inc., a Delaware corporation, Barry Diller, BDTV INC., a Delaware corporation, BDTV II INC., a Delaware corporation, and BDTV III INC., a Delaware corporation.

     WHEREAS, each of the parties hereto beneficially owns shares of common stock or options to purchase shares of common stock, or shares of Class B Common Stock (collectively, the "Company Securities") of HSN, Inc., a Delaware corporation;

     WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Company Securities for purposes of Rule 13d-1 and
Schedule 13D promulgated by the Securities and Exchange Commission; and

     WHEREAS, Tele-Communications, Inc., Barry Diller, BDTV INC. and BDTV II INC. have previously entered into an agreement, dated as of December 23, 1996, pursuant to which the parties thereto agreed to prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. The parties hereto shall prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities (the "Reporting Group Schedule 13D"), and the Reporting Group Schedule 13D shall be filed on behalf of each of them.

          2. Each party hereto shall be responsible for the timely filing of the Reporting Group Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

          3. This Agreement shall continue unless terminated by any party hereto.

          4. Stephen M. Brett, Esq. and Pamela S. Seymon, Esq. shall be designated as the persons authorized to receive notices and communications with respect to the Reporting Group Schedule 13D and any amendments thereto.

          5. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    TELE-COMMUNICATIONS, INC.


                                    By: /s/ Stephen M. Brett
                                       --------------------------------------
                                       Name:  Stephen M. Brett
                                       Title: Senior Vice President and General
                                              Counsel


                                     /s/ Barry Diller
                                    -----------------------------------------
                                    Barry Diller


                                    BDTV INC.

                                    By: /s/ Barry Diller
                                       --------------------------------------
                                       Name:  Barry Diller
                                       Title: President


                                    BDTV II INC.

                                    By: /s/ Barry Diller
                                       --------------------------------------
                                       Name:  Barry Diller
                                       Title: President


                                    BDTV III INC.

                                    By: /s/ Barry Diller
                                       --------------------------------------
                                       Name:  Barry Diller
                                       Title: President



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